UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 30, 2007

MATTHEWS INTERNATIONAL CORPORATION
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(Exact name of registrant as specified in its charter)

                             Pennsylvania                                      0-9115                                25-0644320
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                   (State or other jurisdiction                     (Commission                        (IRS Employer
                          of incorporation)                                   File Number)                     Identification No.)

                     Two NorthShore Center, Pittsburgh, PA                                                   15212-5851
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                   (Address of principal executive offices)                                               (Zip Code)

                    Registrant's telephone number, including area code:                                (412) 442-8200
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Item 7.01  Regulation FD Disclosure

Matthews International Corporation reported on May 30, 2007 that its wholly-owned subsidiary, The York Group, Inc. (“York”), has resolved the legal claim filed by Harry and Scott Pontone concerning their employment agreements.  Under the resolution, York has agreed to accelerate the timing of scheduled payments as originally contemplated at the time of the acquisition of Milso Industries and consistent with the earn-out provisions of the employment agreements.  In addition, Harry Pontone has accepted the position of Chairman of the Board of York.

The acceleration of earn-out payments will result in a pre-tax charge to earnings of $8.0 million ($0.16 per share after tax), of which $1.3 million ($0.03 per share after tax) had been accrued through the first two quarters of fiscal 2007.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

99.1 Press release, dated May 30, 2007, issued by Matthews International Corporation.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                           MATTHEWS INTERNATIONAL CORPORATION
                                                                                  (Registrant)

                                                                    By      Steven F. Nicola
                                                                           ------------------------------
                                                                           Steven F. Nicola
                                                                           Chief Financial Officer,
                                                                             Secretary and Treasurer

Date: May 30, 2007